THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

IN ADDITION, ANY SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS SECURITY IS RESTRICTED BY, AND THE RIGHTS OF THE HOLDER OF SUCH SECURITY ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN, A SECURITIES PURCHASE AGREEMENT DATED AS OF NOVEMBER 24, 1999, A COMPLETE AND CORRECT COPY OF THE FORM OF WHICH WILL BE FURNISHED BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                              SILICON GAMING, INC.
                  13% SENIOR SECURED NOTE DUE NOVEMBER 24, 2004

No. 1                                                    $2,000,000

     Silicon Gaming, Inc., a California corporation (hereinafter called the "COMPANY", which term includes any successor entity under the Agreement hereinafter referred to), for value received, hereby promises to pay to B III CAPITAL PARTNERS, L.P., a Delaware limited partnership, or registered assigns, the principal sum of Two Million Dollars on November 24, 2004.

     Interest  Payment Dates: the first day of each calendar month commencing on
                              January 1, 2000
     Record Dates:            ten (10) days preceding each Interest Payment Date

     Reference is hereby made to the further provisions of this New Note set forth on the following five (5) pages, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this New Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its seal to be affixed hereto or imprinted hereto.

                                    SILICON GAMING, INC.

                                    By:
                                        ----------------------------------------
                                    Name:  Andrew Pascal
                                    Title: President and Chief Executive Officer

                  13% Senior Secured Note due November 24, 2004

     1. INTEREST. Silicon Gaming, Inc. (the "Company") promises to pay interest on the principal amount of this New Note at the rate and in the manner specified below. Interest on this New Note will accrue at (i) the rate of 10% per annum from November 24, 1999 until maturity and will be payable in cash monthly in advance, and (ii) at the rate of 3% per annum, compounded monthly, from November 24, 1999 until maturity and will be payable-in-kind, annually in arrears, each based upon a 360 day year beginning on November 24, 1999, or if any such day is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE"), to the holder of record on the tenth (10th) day immediately preceding that Interest Payment Date. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at the rate of 1.5% per annum in excess of the interest rate then in effect and shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2.  METHOD OF  PAYMENT.  The  Company  will pay  interest  on this New Note
(except defaulted interest) to the Person who is the registered Holder of this New Note at the close of business on the record date for the next Interest Payment Date even if such New Note is canceled after such record date and on or before such Interest Payment Date. Holders must surrender New Notes to the Company to collect principal payments on such New Notes. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by wire transfer of Federal funds, or interest by check payable in such money, and any such check may be mailed to a Holder's registered address.

     3. SECURITIES PURCHASE AGREEMENT. The Company issued the New Notes pursuant to a Securities Purchase Agreement, dated as of November 24, 1999 (the "AGREEMENT"), by and between the Company, as issuer of the New Notes, and the Purchaser named therein. The terms of the New Notes are those stated in the Agreement and herein. The New Notes are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Agreement (all capitalized terms not defined herein shall have the meanings assigned them in the Agreement). The New Notes are general obligations of the Company limited to $5,000,000 in aggregate principal amount. Reference is hereby made to the Agreement for a description of the properties and assets in which a security interest has been granted, and the nature of the security, the terms and conditions upon which the security interests were granted.

     4. REDEMPTION PROVISIONS. The New Notes will be subject to redemption, in whole or in part from time to time (in multiples of $1,000 of principal amount) at the option of the Company at a price of $1.00 for every $1.00 of principal amount of New Notes, plus any accrued but unpaid interest, plus a premium which when taken together with the interest earned on the New Notes, results in an annualized internal rate of return to the Holder of 25%.

     In addition, if not previously redeemed, the New Notes will be subject to redemption (a "CHANGE OF CONTROL REDEMPTION") at the option of the Holders, in whole or in part, at any time within 30 days after the completion of an Offer made as a result of a Change of Control, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the Purchase Date, subject to certain conditions set forth in the Agreement.

     In addition, the New Notes will be subject to redemption ("SECURITIES SALE REDEMPTION") at the option of the Holders, in whole or in part, following a Securities Sale or a Mezzanine Debt Financing, from the Net Cash Proceeds of such Securities Sale or Mezzanine Debt Financing, subject to the provisions of

Section 7.13 of the Agreement; provided that an Offer to make a Securities Sale Redemption shall be made by the Company only if, and to the extent that, the aggregate amount of Net Cash Proceeds from all such Securities Sales or Mezzanine Debt Financings occurring on or after the date hereof exceed $5,000,000. In the event of a Securities Sale Redemption, the New Notes will be redeemable at the aggregate principal amount plus any accrued and unpaid interest to the Purchase Date.

     5. MANDATORY OFFERS. (a) Within 10 days after any Change of Control Trigger Date, any Repayment Trigger Date or any Excess Proceeds Date, the Company shall mail a notice to each Holder stating a number of items as set forth in Section
6.7 of the Agreement.

          (b) Holders may tender all or, subject to Section 8 below, any portion of their New Notes in an Offer by completing the form below entitled "OPTION OF HOLDER TO ELECT PURCHASE."

          (c) Promptly after consummation of an Offer, (i) the Company shall mail to each Holder of New Notes or portions thereof accepted for payment an amount equal to the purchase price for, plus any accrued and unpaid interest on, such New Notes, (ii) with respect to any tendered New Note not accepted for payment in whole or in part, the Company shall return such New Note to the Holder thereof, and (iii) with respect to any New Note accepted for payment in part, the Company shall authenticate and mail to each such Holder a new New Note equal in principal amount to the unpurchased portion of the tendered New Note.

          (d) The Company will (i) publicly announce the results of the Offer to Holders on or as soon as practicable after the Purchase Date, and (ii) comply with Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other securities laws and regulations to the extent applicable to any Offer.

     6. NOTICE OF REDEMPTION OR PURCHASE. At least 30 days but not more than 60 days before any Redemption Date the Company shall mail by first class mail a notice of redemption to each Holder of New Notes or portions thereof that are to be redeemed.

     7. NEW NOTES TO BE REDEEMED OR PURCHASED. The New Notes may be redeemed or purchased in part, but only in whole multiples of $1,000 unless all New Notes held by a Holder are to be redeemed or purchased. On or after any date on which New Notes are redeemed or purchased, interest ceases to accrue on the New Notes or portions thereof called for redemption or accepted for purchase on such date.

     8. DENOMINATIONS, TRANSFER, EXCHANGE. The New Notes are in registered form without coupons in denominations of $100,000 and integral multiples thereof (subject to adjustment as provided in the Agreement). The transfer of New Notes may be registered and New Notes may be exchanged as provided in the Agreement. Holders seeking to transfer or exchange their New Notes may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of any New Note or portion of a New Note selected for redemption or tendered pursuant to an Offer.

     9. PERSONS DEEMED OWNERS. The registered holder of a New Note may be treated as its owner for all purposes.

     10. AMENDMENTS AND WAIVERS.

          (a) Subject to certain exceptions, the Agreement and the New Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding New Notes, and any existing Default or Event of Default or compliance with any provision of the Agreement or the New Notes may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding New Notes.

          (b) Notwithstanding Section 10(a) above, the Company may amend or supplement the Agreement or the New Notes without the consent of any Holder to: cure any ambiguity, defect or inconsistency; provide for uncertificated New Notes in addition to or in place of certificated New Notes; provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article VIII of the Agreement and in which the Company is not the Surviving Person; or make any change that would provide any additional rights or benefits to Holders or not adversely affect the legal rights under the Agreement of any Holder.

          (c)  Certain   provisions   of  the   Agreement   cannot  be  amended,
supplemented or waived without the consent of each Holder of New Notes affected.

     11. DEFAULTS AND REMEDIES. Events of Default include: (i) the Company's failure to make any payment in respect of (A) the principal of or premium, if any, on the New Notes or the Amended Notes as the same shall become due, whether at maturity, upon acceleration, redemption, or otherwise, or (B) interest on or in respect of any New Notes or the Amended Notes as the same shall become due and such failure shall continue for a period of 15 Business Days; (ii) failure by the Company for 30 days after receipt of notice from the Holders of at least 25% of the outstanding New Notes to comply with any other provisions of the Agreement, the Amendment Notes Securities Purchase Agreement, the Restructuring Agreement, the Amended Notes or the New Notes; (iii) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness now exists, or is created after the date hereof, if (A) such default results in the acceleration of such Indebtedness prior to its express maturity or shall constitute a default in the payment of such Indebtedness at final maturity of such Indebtedness, and (B) the principal amount of any such Indebtedness that has been accelerated or not paid at maturity, when added to the aggregate principal amount of all other such Indebtedness that has been accelerated or not paid at maturity, exceeds $250,000; (iv) failure by the Company or any of its Subsidiaries to pay final judgments, the uninsured portion of which exceeds $250,000, which judgments are not paid, discharged, bonded or stayed for a period of 60 days after the date of entry thereof; (v) if under any Bankruptcy Law, (A) the Company or any Subsidiary commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a Custodian of it or for all or substantially all of its property, or makes a general assignment for the benefit of its creditors, or (B) a court of competent jurisdiction enters an order or decree, and such order or decree remains unstayed and in effect for 90 days, that is for relief against the Company or any Subsidiary in an involuntary case, appoints a Custodian of the Company or any Subsidiary or for all or substantially all of the Property of the Company or any Subsidiary, or orders the liquidation of the Company or any Subsidiary; (vi) any of the Transactions Documents shall cease for any reason, to be in full force and effect, in any material respect, except as a result of an amendment, waiver or termination thereof as contemplated or permitted hereby, or the Company shall so assert in writing; ; and (vii) if the Secretary of State for the State of California (the "Secretary of State") fails to accept, within twenty (20) days after the initial submission thereof, the Series D Certificate of Determination or the Series E Certificate of Determination (each as defined in the Agreement) in the forms attached to the Restructuring Agreement (as defined in the Agreement) as EXHIBIT A and EXHIBIT B, respectively, or with such changes as would not individually or in the aggregate, in the reasonable opinion of the Purchaser, adversely affect the rights, privileges or preferences of the holders of the Series D Preferred Stock or the Series E Preferred Stock.

Any notice of default delivered to the Company by the Holders of New Notes must be in writing and must specify the Event of Default, demand that it be remedied and state that the notice is a "Notice of Default."

     12. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or shareholder of the Company shall have any liability for any obligation of the Company under the Agreement or the New Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each Holder by accepting a New Note waives and releases such Persons from all such liability, and such waiver and release is part of the consideration for the Issuance of the New Notes.

     13. SUCCESSOR SUBSTITUTED. Upon the merger, consolidation or other business combination involving the Company or upon the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the Company's properties and assets, the Surviving Person (if other than the Company) resulting from such Disposition shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Agreement with the same effect as if such Surviving Person had been named as the Company in the Agreement.

     14. GOVERNING LAW. This New Note shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws provisions thereof.

     15. CUSIP NUMBERS. The Company will use reasonable efforts to cause CUSIP numbers to be printed on the New Notes and to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the New Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed on the securities.

     16. COPIES OF AGREEMENT. The Company will furnish to any Holder upon written request and without charge a copy of the Agreement, which has in it the text of this New Note. Requests may be made to: Silicon Gaming, Inc., 2800 W. Bayshore Road, Palo Alto, California 94303, Attn: President.

     17. CERTAIN INFORMATION OBLIGATIONS. To the extent permitted by applicable law or regulation, whether or not the Company is subject to the requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission all quarterly and annual reports and such other information, documents or other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) required to be filed pursuant to such provisions of the Exchange Act. At any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, the Company shall mail to the Holders, within five days after it would have been required to file the same with the Commission, all information that the Company would have had to provide to the Commission if the Company had been subject to Section 13 or 15(d) of the Exchange Act. Also, at any time when the Company is not permitted by applicable law or regulations to file the aforementioned reports, upon the request of a Holder of a New Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a prospective purchaser of such New Note, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                 ASSIGNMENT FORM

To assign this New Note, fill in the form below:

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto


     (Please insert social security or other identifying number of assignee)

at

          (Please print or typewrite name and address including postal zip code of assignee)


the within New Note and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ to transfer said New
Note on the books of the Company. The agent may substitute another to act for him. Date:________________________


Your Signature:________________________________

                                       (Sign exactly as your name appears on the
                                        other side of this New Note)


                 Signature Guarantee: _________________________

                       OPTION OF HOLDER TO ELECT PURCHASE


[ ]  If you elect to have this New Note  purchased  by the  Company  pursuant to
     Section 7.12 of the Agreement, check the box:

[ ]  If you elect to have this New Note  purchased  by the  Company  pursuant to
     Section 7.13 of the Agreement, check the box:

[ ] If you elect to have only part of this New Note purchased by the Company pursuant to Section 7.12 or 7.13 of the Agreement, state the amount (multiples of $1,000 only):

$
 -------------------------



Date:                         Your Signature:
                                             -----------------------------------
                                             (Sign exactly as your name appears
                                             on the other side of this New Note)


                 Signature Guarantee:
                                     ---------------------------